CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

As independent public accountants, we hereby consent to the use in this Post-Effective Amendment No. 3 of our report dated October 30, 1998 and to all references to our Firm included in or made a part of this Post-Effective Amendment.

                                                     /s/ Arthur Andersen LLP
                                                     ARTHUR ANDERSEN LLP



Cincinnati, Ohio
  November 23, 1998